UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

ENNIS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy.
Midlothian, Texas		76065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	EBF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On September 23, 2024, Ennis, Inc. issued a press release announcing its financial results for the six months ended August 31, 2024. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 20, 2024, Ronald M. Graham, Vice President - Administration announced his retirement from Ennis, Inc. (the “Company”), effective February 28, 2025. Mr. Graham has served as Vice President – Administration since 1998. Mr. Graham served as a director from 1998-1999 by appointment and was elected and served as director from June 2003 until June 2008. The retirement of Mr. Graham is not the result of any disagreement with respect to the Company’s operations, policies or practices. Mr. Graham’s 27 years of service and contributions to the Company are greatly appreciated.

On September 20, 2024, Terry Pennington, Chief Revenue Officer announced his retirement from the Company, effective February 28, 2025. Mr. Pennington has served as Chief Revenue Officer since September 2022. Mr. Pennington joined the Company in January 2006 and served as the Company’s business unit director overseeing 15 operating facilities and as the Vice President of Sales in 2009. The retirement of Mr. Pennington is not the result of any disagreement with respect to the Company’s operations, policies or practices. Mr. Pennington’s 19 years of service and contributions to the Company are greatly appreciated.

Item 8.01. Other Information

On September 20, 2024, the Board of Directors declared a quarterly cash dividend of 25.0 cents per share on the Company’s common stock. The Board of Directors also approved a one-time special dividend of $2.50 per share. Regarding the Board’s approval of the special dividend, Keith Walters, Chairman, Chief Executive Officer and President, commented by stating, “The Board’s approval of a special dividend of $2.50 per share allows the shareholders to further share in the Company’s accumulated profits. At the same time, given the Company’s lack of debt, ample cash reserves, and strong free cash flow, the Company still has the necessary cash resources for its operations, capital investments and the continued funding of its ongoing acquisitions program.” The ordinary dividend and special dividend are both payable on November 8, 2024 to shareholders of record on October 11, 2024.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Ennis, Inc. press release dated September 23, 2024 announcing its financial results for the six months ended August 31, 2024 (furnished pursuant to Item 2.02 of Form 8-K).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ennis, Inc.

Date:	September 23, 2024	By:	/s/ Vera Burnett
Vera Burnett Chief Financial Officer